Exhibit 99.2

Nine Energy Service to Acquire Magnum Oil Tools

Transaction Highlights

•	Acquisition of downhole technology provider with broad portfolio of patented completion tools

•	Market-leading dissolvable frac plug technology with proven track-record of success and market penetration

•	Positions Nine as a premier provider of differentiated technology and conveyance with ability to service the entire addressable North American completion tool market

•	Transaction improves profitability metrics, long-term returns on capital and free cash yield while reducing capital and labor intensity

HOUSTON, Texas, (Oct. 15, 2018) – Nine Energy Service, Inc. (“Nine” or the “Company”) (NYSE: NINE) announced today that it has entered into a definitive agreement to acquire Magnum Oil Tools International, LTD. (“Magnum”), a market-leading downhole technology provider serving the global oil and gas industry for over a decade. Magnum has a broad offering of proprietary downhole completions products, including dissolvable and composite frac plugs, as well as a number of other patented consumables.

The Magnum partnership solidifies Nine as one of the premier providers of completion focused technology combined with excellence in both service execution and conveyance capability. Magnum provides Nine with a strong, first-mover advantage in the dissolvable frac plug market due to its extensive track record of successful market penetration and positions Nine as a leading provider of differentiated isolation tools with the ability to service the entire addressable frac plug market. Magnum brings a proven ability to design, engineer and commercialize applicable and reliable downhole technologies, as well as stay ahead of industry trends. Nine expects the addition of Magnum’s portfolio of completion tools to be well suited to help operators reduce risk and cycle times as completions continue to become more complex with longer laterals, more stages and mega-well pads.

“We could not be more thrilled to partner with Magnum. At Nine, we constantly focus on adding differentiated technology to our portfolio of completion tools to enable operators to more reliably and effectively complete the horizontal wellbores of tomorrow. The evolution of technology in the oil field demands a team with a demonstrated track record and ability to transform their offerings and think-forward. This particular team is exceptional. Magnum will propel Nine to a more balanced profile of completion tools, creating excellent barriers to entry while simultaneously building a business that is less labor and less capital intensive and more free cash flow generative,” said Ann G. Fox, Nine’s President and Chief Executive Officer. “This will allow us to navigate a very difficult labor market and supports our approach of blending capital intensity, helping us provide more sustainable through-cycle returns for our shareholders. We believe the combination of capabilities within Nine and Magnum creates a unique and differentiated oil field service platform and we will be able to leverage strengths from both sides to provide better service for our customers and accelerate profitable growth moving forward,” said Fox.

“At Nine, our culture is always top-of-mind to ensure we pick the right and best teams to partner with. Lynn and his team’s entrepreneurial mindset, innovation and approach to running a business should fit seamlessly with the rest of the Nine team,” concluded Fox.

“We are honored to join the team at Nine and see this as a great next step for Magnum’s business evolution,” said Lynn Frazier, Chief Executive Officer and founder of Magnum. “The combination of Nine and Magnum made sense as we looked for the right partner with alignment in our culture and priorities. Together, we will be able to offer superior technology and service to our customers and provide an excellent environment for our employees to develop and help grow the company.”

Total upfront transaction consideration of $493 million consists of a combination of approximately $334 million of cash, as well as 5 million shares of Nine common stock (valued at $159 million, based on a 30-day value weighted average price as of 10/12/18). The terms of the purchase agreement also include the potential for additional future contingent payments. Magnum does not have any debt. The Company intends to fund the cash purchase price with the net proceeds of a notes offering announced concurrently with the announcement of this acquisition, borrowings under a new credit facility and cash on hand.

The transaction is subject to antitrust approval and other customary closing conditions. The purchase agreement contains customary representations and warranties, covenants, indemnification and termination provisions.

J.P. Morgan Securities LLC acted as exclusive financial advisor to Nine and Kirkland & Ellis LLP acted as legal counsel in the transaction. FMI acted as exclusive financial advisor to Magnum and Porter Hedges LLP acted as legal counsel in the transaction.

Conference Call Information

Nine will host a conference call to discuss the acquisition on Monday, October 15, 2018 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). The presentation slides can be accessed from the Company’s website at www.investor.nineenergyservice.com. Participants may join the live conference call by dialing U.S. (Toll Free): (877) 524-8416 or International: (412) 902-1028 and asking for the “Nine Energy Service Call”. Participants are encouraged to dial into the conference call ten to fifteen minutes before the scheduled start time to avoid any delays entering the conference call. For those who cannot listen to the live call, a telephonic replay of the call will be available through October 29, 2018 and may be accessed by dialing U.S. (Toll Free): (877) 660-6853 or International: (201) 612-7415 and entering the passcode of 13684099.

About Nine Energy Service

Nine Energy Service is an oilfield services company that offers completion and production solutions throughout North America. The Company brings years of experience with a deep commitment to serving clients with smarter, customized solutions and world-class resources that drive efficiencies. Strategically located throughout the U.S. and Canada, Nine continues to differentiate itself through superior service quality, wellsite execution and cutting-edge technology. Nine is headquartered in Houston, Texas with operating facilities in the Permian, Eagle Ford, SCOOP/STACK, Niobrara, Barnett, Bakken, Marcellus, Utica and throughout Canada.

For more information on the Company, please visit Nine’s website at nineenergyservice.com.

About Magnum Oil Tools

Magnum Oil Tools is a market-leading downhole technology provider serving the global oil and gas industry for over a decade. Magnum has a broad offering of proprietary downhole completions products including dissolvable and composite frac plugs and a number of other patented consumables. Magnum is headquartered in Corpus Christi, TX with operating facilities in the Permian, SCOOP/STACK, Bakken, Niobrara, Haynesville, Marcellus, Utica and Canada.

For more information on the company, please visit Magnum’s website at magnumoiltools.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein, including those related to the Company’s acquisition of Magnum and potential securities offering, are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the general energy service industry risks; volatility of crude oil and natural gas commodity prices; a decline in demand for the Company’s services, including due to declining commodity prices; the Company’s ability to implement price increases or maintain pricing of the Company’s core services; the loss of, or interruption or delay in operations by, one or more significant customers; the loss of or interruption in operations of one or more key suppliers; the adequacy of the Company’s capital resources and liquidity; the Company’s ability to implement new technologies and services; the incurrence of significant costs and liabilities resulting from litigation; the loss of, or inability to attract, key personnel; and other factors described in the “Risk Factors” and “Business” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and the subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

Nine Energy Service Investor Contact:

Heather Schmidt

Director, Investor Relations and Marketing

(281) 730-5113

investors@nineenergyservice.com